Exhibit 99.1
RCN Reports Third Quarter 2008 Results
Achieves $50 Million in EBITDA, +34% Y-o-Y, and EBITDA Margin of 27%
Revenue +20% to $187 Million
Resi/Small Business Segment Customers Up 15,000
RCN Metro Segment Surpasses 30% EBITDA Margin
Herndon, VA, November 4, 2008 — RCN Corporation (NASDAQ: RCNI), a leading provider of all-digital television, high-capacity data, and voice services to residential, business customers and service providers, today announced its results for the third quarter 2008.
Peter D. Aquino, President and Chief Executive Officer stated, “RCN delivered a milestone quarter, with our diversified asset portfolio in strong metro markets creating opportunities in both the Resi/SMB and high-end commercial segments, reaching the $50 million EBITDA mark for the first time in our history. Execution on our strategic initiatives has remained solid; Project Analog Crush, enhanced by the FCC’s grant of our set-top box waiver, brings our video product to the leading edge as one of the first all-digital offerings, and has been expanded to all 5 metro markets with New York, Washington DC and Philadelphia now launched. Reclaiming this analog spectrum allows RCN to provide over 75 HD channels, introduce new products such as our RCN Global Passport™ international tier planned to launch shortly, and frees up capacity for future high speed data enhancements. Our investment in RCN Metro also continues to pay off with strong revenue growth and margin expansion.”
Mr. Aquino continued, “RCN’s solid liquidity position, combined with our flexible capital program, enables us to maintain our competitive edge in this period of economic uncertainty. We continue to see growth opportunities in all markets and business units, and remain focused on delivering on our record of consistent performance.”
Third Quarter Review
Following are highlights of third quarter 2008 results for consolidated RCN and for the company’s two reporting segments: Residential/Small Business, comprised of the RCN and RCN Business Services business units; and RCN Metro Optical Networks. For ease of comparison, RCN is presenting results on both a reported basis and on a pro forma basis as if the NEON Communications acquisition, completed November 13, 2007, had been completed on January 1, 2007:
Consolidated Results
•
Revenue. Total revenue of $187 million increased 20% as reported from $156 million in the third quarter of 2007 and 1% from $184 million in the second quarter of 2008. Pro forma for the NEON acquisition, third quarter 2008 revenue increased 7% from last year.

•
EBITDA. EBITDA of $50 million increased 34% as reported from $38 million in the third quarter of 2007 and 7% from $47 million in the second quarter of 2008. Pro forma for the NEON acquisition, third quarter 2008 EBITDA increased 17% from last year, and EBITDA margin of 27% increased over 200 basis points from last year. Sequentially, EBITDA margin increased over 100 basis points. EBITDA is a non-GAAP financial measure — see “Non-GAAP Measures” below.

•
Capital Expenditures. Capital expenditures, as reported, were $34 million compared to $34 million in the third quarter of 2007, and $32 million in the second quarter of 2008. Pro forma for the NEON acquisition, capital expenditures were $37 million in the third quarter of 2007.

Residential/Small Business Segment
•
Revenue. Residential/Small Business revenue of $144 million increased 6% from $135 million in the third quarter of 2007 and increased 1% from $142 million in the second quarter of 2008. Year-over-year revenue growth was driven by the addition of approximately 15,000 new customers and 31,000 revenue generating units (“RGUs”); average revenue per customer (“ARPC”) increased to $111 from $109 last year and $110 last quarter.

•
EBITDA. Residential/Small Business EBITDA of $37 million increased 12% from $33 million in the third quarter of 2007, and increased 4% from the second quarter of 2008. EBITDA margin of 26% increased over 100 basis points from last year and nearly 100 basis points from last quarter.

•	Capital Expenditures. Residential/Small Business capital expenditures were $27 million compared to $30 million in the third quarter of 2007 and $25 million in the second quarter of 2008.

•
Customers, RGUs and Digital Penetration. RCN had approximately 428,000 residential/small-medium business customers as of September 30, 2008 versus 424,000 as of June 30, 2008, and 413,000 customers as of September 30, 2007. Total revenue generating units increased 4% from last year to approximately 915,000, with video and data RGUs increasing 3% and 8%, respectively, and voice RGUs remaining relatively flat. Overall bundle rate remained steady at 68%. Digital video penetration rate rose to 78% of video customers from 66% in the third quarter of 2007 and 75% in the second quarter of 2008, primarily resulting from continued investments in Project Analog Crush.

RCN Metro Optical Networks Segment
•
Revenue. RCN Metro revenue of $43 million increased 113% as reported from $20 million in the third quarter of 2007, and 2% from $42 million in the second quarter of 2008. Pro forma for the NEON acquisition, third quarter 2008 RCN Metro revenue increased 9% from last year. Revenue growth was driven primarily by continued strength in transport services.

•
EBITDA. RCN Metro EBITDA of $14 million increased 180% as reported from $5 million in the third quarter of 2007, and increased 17% from $12 million in the second quarter of 2008. Pro forma for the NEON acquisition, third quarter 2008 EBITDA increased 34% from last year. EBITDA margin of 31% grew over 700 basis points from the third quarter of 2007, as reported, and nearly 400 basis points from the second quarter of 2008. Pro forma for the NEON acquisition, EBITDA margin grew nearly 600 basis points from last year, primarily as a result of revenue growth and realization of synergies.

•
Capital Expenditures. RCN Metro capital expenditures, as reported, were $6 million compared to $4 million in the third quarter of 2007 and $7 million in the second quarter of 2008. Pro forma for the NEON acquisition, capital expenditures were $7 million in the third quarter of 2007.

Reported Results
Revenue increased to $187 million in the third quarter of 2008, compared to $156 million in the third quarter of 2007 and $184 million in the second quarter of 2008. Net loss from continuing operations was $15 million in the third quarter of 2008, compared to $35 million in the third quarter of 2007 and $17 million in the second quarter of 2008.
2008 Financial Outlook
RCN has narrowed its outlook for full-year 2008 Revenue and EBITDA, while maintaining its previous outlook for capital expenditures:
•	Revenue of approximately $738-742 million, slightly higher than the previous range of $730-740 million;

•	EBITDA of approximately $191-195 million, in the middle of the previous range of $190-200 million

•	Capital expenditures of approximately $125 million, unchanged from prior outlook

Michael T. Sicoli, Chief Financial Officer of RCN, stated, “Our third quarter performance showed continued consistent organic growth and margin improvement in both segments, with expansion in EBITDA margin putting us another step closer to our 30% objective. We have narrowed our outlook ranges for 2008 revenue and EBITDA reflecting our expectation of continued solid performance for the remainder of the year. Our liquidity position, with nearly $60 million of cash on hand and no significant debt maturities until 2014, will enable us to continue investing prudently in the growth of each of our business units, while preserving flexibility for potential strategic investment opportunities, such as accretive acquisitions or additional share repurchases.”
Non-GAAP Measures
In addition to the results presented in accordance with Generally Accepted Accounting Principles throughout this press release, RCN has presented non-GAAP financial measures, such as EBITDA, EBITDA Margin, ARPC, both as reported and on a pro forma basis. RCN believes that these non-GAAP measures, viewed in addition to and not in lieu of its reported GAAP results, provide useful information to investors because they are an integral part of RCN’s internal evaluation of operating performance. In addition, they are measures that RCN uses to evaluate management’s effectiveness. A reconciliation to the comparable GAAP measures as well as definitions are available on page 8. RCN’s non-GAAP financial measures may not be comparable to similarly titled measures presented by other companies.
Third Quarter Conference Call
Management will conduct a conference call to discuss third quarter results and its strategic outlook today at 08:30 AM Eastern time. Please be sure to dial into the call 10 to 15 minutes before start time. The dial in number for the call is 888-529-1782, conference ID: 68517178. The call is also being webcast with an accompanying slide presentation, which can be accessed at http://investor.rcn.com/calendar.cfm. A replay of this conference call will be available from 11:30 AM on November 4 until 11:59 PM Eastern time on November 11. The dial in number for the replay is 706-645-9291; the conference ID is the same as above. The webcast and slides will also be archived on RCN’s website.
About RCN Corporation
RCN Corporation, (NASDAQ: RCNI) http://www.rcn.com, is a facilities-based, competitive broadband telecommunications services provider delivering all-digital video, high-capacity data and voice services to residential and small-medium business customers under the brand names of RCN and RCN Business Services, respectively. In addition, through the RCN Metro Optical Networks business unit, RCN delivers fiber-based high-capacity data transport services to large commercial customers, primarily large enterprises and carriers, targeting the metropolitan central business districts in the company’s geographic markets. RCN’s primary service areas include Washington, D.C., Philadelphia, Lehigh Valley (PA), New York City, Boston and Chicago. RCNI-Q
RCN Forward-Looking Statements
This press release contains forward-looking statements regarding future events and future performance of RCN that involve risks and uncertainties that could materially affect actual results. This information is qualified in its entirety by cautionary statements and risk factors disclosure contained in certain of RCN’s Securities and Exchange Commission filings. For a description of certain factors that could cause actual results to vary from current expectations and forward-looking statements contained in this press release, refer to documents that RCN files from time to time with the Securities and Exchange Commission.

Contacts:	Richard Ramlall, SVP Strategic and External Affairs, RCN, 703-434-8430 Carolyn Capaccio, Lippert/Heilshorn & Associates, 212-838-3777
(Tables follow)

RCN CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(dollars in millions)
(Unaudited)

	For the three months ended		For the nine months ended
	September 30,		September 30,
	2008	2007	2008	2007

Revenues	$187.1	$155.7	$551.2	$468.2
Costs and expenses:
Direct expenses	64.6	53.3	198.5	163.3
Selling, general and administrative (including stock-based compensation)	74.7	74.4	223.2	210.9
Exit costs and restructuring charges, net of recoveries	0.8	4.8	1.4	6.9
Depreciation and amortization	49.3	50.0	148.4	144.6

Operating loss	(2.4)	(26.7)	(20.3)	(57.4)

Investment income	0.5	2.2	2.5	6.9
Interest expense	(12.6)	(10.6)	(39.5)	(21.7)
Loss on early extinguishment of debt	—	—	—	(63.9)
Other (expense) income, net	(0.2)	0.2	(0.3)	(1.2)

Loss from continuing operations before income taxes	(14.7)	(34.9)	(57.6)	(137.4)
Income tax benefit	—	—		(0.5)

Net loss from continuing operations	(14.7)	(34.9)	(57.6)	(136.9)
(Loss) income from discontinued operations, net of tax	—	(0.3)	—	1.5
Gain on sale of discontinued operations, net of tax	—	—	—	15.8

Net loss	$(14.7)	$(35.2)	$(57.6)	$(119.6)

RCN CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(dollars in millions)
(Unaudited)

	September 30,	December 31,
	2008	2007

ASSETS

Current Assets:
Cash and cash equivalents	$20.6	$21.8
Short-term investments	38.1	45.9
Accounts receivable, net of allowance for doubtful accounts	74.1	64.7
Prepayments and other current assets	15.2	22.8

Total current assets	147.9	155.2

Property, plant and equipment, net of accumulated depreciation	737.7	793.4
Goodwill	4.2	—
Intangible assets, net of accumulated amortization	117.0	107.5
Long-term restricted investments	15.3	22.8
Deferred charges and other assets	17.3	16.9

Total assets	$1,039.4	$1,095.8

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:

Accounts payable and accrued expenses related to trade creditors	$83.9	$79.2
Accrued expenses and other liabilities	83.9	85.1
Current portion of long-term debt and capital lease obligations	7.3	7.3

Total current liabilities	175.2	171.6

Long-term debt and capital lease obligations, net of current maturities	732.1	737.6
Other long-term liabilities	66.0	69.7

Total liabilities	973.3	978.9

Commitments and contingencies

Stockholders’ Equity:
Common stock, par value $0.01 per share	0.4	0.4
Additional paid-in capital	454.0	444.7
Treasury stock	(5.7)	(4.7)
Accumulated deficit	(361.3)	(303.7)
Accumulated other comprehensive loss	(21.3)	(19.8)

Total stockholders’ equity	66.1	116.9

Total liabilities and stockholders’ equity	$1,039.4	$1,095.8

RCN CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(dollars in millions)
(Unaudited)

	For the nine months ended
	September 30,
	2008	2007
Cash flows from operating activities:	$(57.6)	$(136.9)

Adjustments to reconcile net loss to net cash provided by operating activities:
Loss on early extinguishment of debt	—	63.9
Non-cash stock-based compensation	11.5	21.3
Depreciation and amortization	148.4	144.6
Other	(0.5)	(11.8)

Net cash provided by operating activities	101.9	81.2

Cash flows from investing activities:
Additions to property, plant and equipment	(111.9)	(89.6)
Investment in acquisitions and intangibles, net of cash acquired	—	(2.3)
Decrease (increase) in short-term investments	7.7	(21.0)
Proceeds from sale of discontinued operations and other assets	3.9	49.4
Decrease in restricted investments	7.4	1.2
Other	—	(0.2)

Net cash used in investing activities	(92.9)	(62.5)

Cash flows from financing activities:
Payments of long-term debt, including debt premium	(5.4)	(217.6)
Debt proceeds	—	520.0
Dividend payments	(1.4)	(347.3)
Cost of common shares repurchased	(3.7)	(6.2)
Other, net	0.3	(0.1)

Net cash used in financing activities	(10.3)	(51.1)

Net decrease in cash and cash equivalents	(1.2)	(32.5)
Cash and cash equivalents at beginning of the period	21.8	66.3

Cash and cash equivalents at end of the period	$20.6	$33.9

RESIDENTIAL / SMALL BUSINESS SEGMENT OPERATING RESULTS

	September 30,	June 30,	September 30,
(dollars in millions)	2008	2008	2007

Video	$74.9	$72.5	$67.5
Data	36.1	35.8	33.4
Voice	28.6	29.0	29.5
Recip Comp/Other	4.1	4.6	4.9

Total Revenue	143.7	141.9	135.3

Direct expenses	48.9	51.5	45.3
Selling, general and administrative (1)	58.0	55.1	57.3

EBITDA	$36.7	$35.3	$32.8
EBITDA Margin	25.6%	24.9%	24.2%

Capital Expenditures	$27.3	$25.3	$30.1

Key Metrics (customers & RGUs in thousands)

Video RGUs	366	363	357
Data RGUs	301	295	279
Voice RGUs	247	250	248

Total RGUs (Excluding Digital)	915	909	884

Customers	428	424	413
Average Revenue Per Customer (2)	$111	$110	$109
Digital Penetration	78%	75%	66%
RCN METRO OPTICAL NETWORKS SEGMENT OPERATING RESULTS

	September 30,	June 30,	September 30,
(dollars in millions)	2008	2008	2007

Transport Services	$33.3	$32.7	$13.4
Data and Internet Services	0.6	0.6	0.7
Leased Services	7.8	7.8	5.4
Installation & Other	1.6	1.3	0.9

Total Revenue	43.4	42.5	20.4

Direct expenses	15.7	16.6	7.9
Selling, general and administrative (1)	14.0	14.2	7.6

EBITDA	$13.6	$11.7	$4.9
EBITDA Margin	31.5%	27.6%	23.9%

Capital Expenditures	$6.4	$6.9	$4.1

(1)	Excludes stock-based compensation.

(2)
In connection with our transition to segment reporting, effective 1/1/08 we have reclassified certain customers, RGUs, and revenue related to our RCN Metro business unit such that they are no longer included in our reported Residential / SMB metrics. The effect on customers and RGUs is de minimis, and the impact of ARPC would be to reduce historical reported amounts by approximately $1. Therefore, this change will only be reflected for periods after 1/1/08 and historical results will remain as previously presented.

RCN Corporation
Non-GAAP Reconciliations
(1) EBITDA
EBITDA is defined as net income (loss) plus income (loss) from discontinued operations net of tax, other (expense) income net, loss on early extinguishment of debt, (loss) gain on sale of assets, interest expense, investment income, depreciation and amortization, non-cash stock-based compensation and other special items including impairments, exit costs and other charges. EBITDA margin represents EBITDA divided by total revenues. We believe that EBITDA provides useful information to investors because it is an indicator of the strength and performance of our ongoing business operations, including our ability to fund discretionary spending such as capital expenditures and other investments and our ability to incur and service debt. While depreciation and amortization are considered operating costs under generally accepted accounting principles, these expenses represent non-cash current period allocation of costs associated with long-lived assets acquired or constructed in prior periods. EBITDA is a calculation commonly used as a basis for investors, analysts and credit rating agencies to evaluate and compare the periodic and future operating performance and value of companies within the cable industry. EBITDA, as defined above, may not be similar to EBITDA measures of other companies, is not a measurement under accounting principles generally accepted in the United States and should be considered in addition to, but not as a substitute for, the information contained in our statements of operations.
CONSOLIDATED

	For the three months ended			Guidance
				For the year
	September 30,	June 30,	September 30,	ended December 31,
(dollars in millions)	2008	2008	2007	2008
Net loss	$(14.7)	$(16.7)	$(35.2)	$(74.7 – 70.7)
Loss from discontinued operations, net of tax	—	—	0.3
Other expense	0.2	—	(0.2)	0.3
Interest expense	12.6	12.5	10.6	53.0
Investment income	(0.5)	(1.0)	(2.2)	(3.0)
Depreciation and amortization	49.3	47.1	50.0	200.0
Stock-based compensation expense	2.6	4.3	9.6	14.0
Exit costs and restructuring charges, net	0.8	0.8	4.8	1.4

EBITDA	$50.4	$47.0	$37.6	$191.0 – 195.0
EBITDA Margin	26.9%	25.5%	24.2%
RESIDENTIAL / SMALL BUSINESS SEGMENT

	For the three months ended
	September 30,	June 30,	September 30,
(dollars in millions)	2008	2008	2007
Operating loss	$(7.8)	$(9.8)	$(29.0)
Exit costs and restructuring charges, net	0.5	0.6	4.8
Depreciation and amortization	42.1	41.3	48.5
Stock-based compensation expense	2.0	3.3	8.4

EBITDA	$36.7	$35.3	$32.8
EBITDA Margin	25.6%	24.9%	24.2%
RCN METRO OPTICAL NETWORKS

	For the three months ended
	September 30,	June 30,	September 30,
(dollars in millions)	2008	2008	2007
Operating income	$5.4	$4.7	$2.3
Exit costs and restructuring charges, net	0.4	0.2	—
Depreciation and amortization	7.3	5.8	1.4
Stock-based compensation expense	0.6	1.0	1.2

EBITDA	$13.6	$11.7	$4.9
EBITDA Margin	31.5%	27.6%	23.9%

(2) ARPC
Average monthly revenue per customer, or ARPC, is an industry metric that measures revenues, excluding certain commercial and other residential revenue (consisting of dial-up, reciprocal compensation and web hosting revenue) per period divided by the average number of customers during that period. We believe that ARPC provides useful information concerning the appeal of our service offerings and our rate plans. ARPC as defined above may not be similar to ARPC measures of other companies, is not a measurement under accounting principles generally accepted in the United States and should be considered in addition to, but not as a substitute for, the information contained in our statements of operations.

	For the three months ended
($ in millions, except ARPC)	September 30, 2008	June 30, 2008	September 30, 2007

Total Revenue	$187.1	$184.4	$155.7
Less: Certain Commercial Revenue	(43.4)	(42.5)	(19.0)
Less: Other Residential Revenue	(2.6)	(2.9)	(3.0)

Customer Revenue	$141.1	$139.0	$133.7
ARPC	$111	$110	$109

(3) Pro Forma Results (Adjusted for 2007 NEON Operations)
Includes pro forma operating results for NEON for periods prior to the closing date of the acquisition (November 13, 2007), to provide a more comparable view of historical performance vs. current reported results.

	For the three months ended		For the nine months ended
	September 30, 2007		September 30, 2007
	RCN	RCN Metro	RCN	RCN Metro
	Consolidated	Optical Networks	Consolidated	Optical Networks
(dollars in millions)	Results	Results	Results	Results
Revenue:
RCN (as reported)	$155.7	$20.4	$468.2	$59.2
NEON Pro Forma (1)	19.4	19.4	55.2	55.2

Pro Forma Revenue	$175.1	$39.8	$523.4	$114.4

Direct Costs:
RCN (as reported)	$53.3	$7.9	$163.3	$23.0
NEON Pro Forma	7.6	7.6	21.6	21.6

Pro Forma Direct Costs	$60.8	$15.5	$184.9	$44.6

Selling, General & Administrative (2):
RCN (as reported)	$64.8	$7.6	$189.6	$22.9
NEON Pro Forma (3)	6.5	6.5	21.5	21.5

Pro Forma SG&A	$71.3	$14.0	$211.1	$44.4

EBITDA(2):
RCN (as reported)	$37.6	$4.9	$115.3	$13.3
NEON Pro Forma (1)(3)	5.3	5.3	12.1	12.1

Pro Forma EBITDA	$43.0	$10.2	$127.4	$25.4

EBITDA Margin(2):
RCN (as reported)	24.2%	23.9%	24.6%	22.4%
NEON Pro Forma (1) (3)	27.4%	27.4%	21.9%	21.9%

Pro Forma EBITDA Margin	24.5%	25.6%	24.3%	22.2%

Capital Expenditures:
RCN (as reported)	$34.2	$4.1	$92.4	$13.2
NEON Pro Forma	2.6	2.6	11.5	11.5

Pro Forma Capex	$36.8	$6.7	$103.9	$24.7

(1)	Includes an estimated reduction in deferred revenue of $0.6 million for the three months ended September 30, 2007 and $1.6 million for the nine months ending September 30, 2007.

(2)	Excludes stock-based compensation expense.

(3)	Excludes deal related costs.